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To the Board of Directors and Shareholders of
 The BlackRock Florida Investment Quality
Municipal Trust:

In  planning  and  performing  our  audit  of  the
financial  statements  of  The  BlackRock  Florida
Investment  Quality Municipal Trust for  the  year
ended  October 31, 1996 (on which we  have  issued
our  report dated December 6, 1996), we considered
its    internal   control   structure,   including
procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of The BlackRock Florida Investment
Quality   Municipal  Trust  is   responsible   for
establishing  and maintaining an internal  control
structure.   In  fulfilling  this  responsibility,
estimates and judgments by management are required
to  assess the expected benefits and related costs
of   internal   control  structure  policies   and
procedures.  Two of the objectives of an  internal
control  structure are to provide management  with
reasonable,  but  not  absolute,  assurance   that
assets   are   safeguarded   against   loss   from
unauthorized   use   or   disposition   and   that
transactions  are  executed  in  accordance   with
management's  authorization and recorded  properly
to  permit preparation of financial statements  in
conformity   with  generally  accepted  accounting
principles.

Because  of  inherent limitations in any  internal
control  structure,  errors or irregularities  may
occur  and  not be detected.  Also, projection  of
any  evaluation of the structure to future periods
is   subject  to  the  risk  that  it  may  become
inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our   consideration   of  the   internal   control
structure  would  not  necessarily  disclose   all
matters  in  the  internal control structure  that
might   be  material  weaknesses  under  standards
established by the American Institute of Certified
Public  Accountants.   A material  weakness  is  a
condition in which the design or operation of  the
specific internal control structure elements  does
not reduce to a relatively low level the risk that
errors or irregularities in amounts that would  be
material  in relation to the financial  statements
being audited may occur and not be detected within
a  timely period by employees in the normal course
of  performing their assigned functions.  However,
we noted no matters involving the internal control
structure,  including procedures for  safeguarding
securities,  that  we  consider  to  be   material
weaknesses as defined above as of October 31, 1996.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 6, 1996